Exhibit 10.2

SERVICES AGREEMENT

This Services Agreement (the “Agreement”) is made this 29th day of  March, 2007, by and between OneBeacon Insurance Group, on behalf of itself and its subsidiaries (“OneBeacon”), One Beacon Lane, Canton, MA, 02021 and Small Army, 20 Newbury Street, Boston, MA  02116.

1.       Services.  Small Army agrees to provide to OneBeacon the services described on Schedule A.

2.       Fees. OneBeacon shall pay Small Army as outlined on Schedule A.

3.       Confidentiality. Small Army shall not disclose information (a) concerning customers, trade secrets, methods, processes, or any financial or business information of OneBeacon, or (b) which is identified as proprietary or confidential. Small Army shall return all such confidential information, and any copies thereof, upon the request of OneBeacon or upon termination of this Agreement. Confidential Information shall not include (a) information that is or becomes a part of the public domain through no act or omission of Small Army; (b) was in Small Army’s lawful possession prior to the disclosure; (c) was independently developed by Small Army; or (d) is required by law to be disclosed, in which event prompt written notice is required by Small Army so that OneBeacon may seek a protective order or other remedy.

4.       Intellectual property rights. Deliverables under this Agreement, if any, shall be considered work(s) for hire and shall belong exclusively to OneBeacon and its designees. If, by operation of law, the deliverables are not owned in their entirety by OneBeacon automatically upon creation by Small Army, Small Army hereby assigns to OneBeacon and its designees the ownership of such deliverables, including all related intellectual property rights. Deliverables include, but are not limited to, software, specifications, and documentation.

5.       Warranties. Small Army warrants that the services will be performed in a professional and workmanlike manner. Any deliverables under this Agreement shall be free from defects in material, workmanship and design and shill conform to all applicable specifications and/or documentation.

6.       Compliance with Laws & Standards of Conduct. Small Army shall comply with all applicable federal and state laws and regulations and OneBeacon policies.

7.       Indemnification. Small Army agrees to indemnify, defend and hold OneBeacon harmless from any and all claims, actions, liabilities, damages, costs and expenses, including reasonable attorneys’ fees and expenses, arising out of (a) any third party claims of infringement of any intellectual property right or (b) the acts and omissions of Small Army, employees, subcontractors, and/or agents.

8.     Termination. OneBeacon may terminate this Agreement at any time upon written notice to Small Army. Upon receipt of notice of termination, Small Army shall immediately stop all activities associated with this Agreement and forward to OneBeacon all finished work or work in process. OneBeacon shall have no obligation or liability to Small Army other than for work completed and accepted by OneBeacon through the date of termination.

9.       Insurance Requirements. Small Army agrees to maintain insurance throughout any term of this Agreement at its sole cost in a form satisfactory to OneBeacon.

10.     Limitation of Liability. NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES.

11.     Assignment. OneBeacon may assign this Agreement to a successor in interest, provided that such successor agrees to fulfill the obligations under this Agreement. In no event shall Small Army subcontract, delegate or assign its rights and responsibilities under this Agreement without OneBeacon’s prior written consent

12.     Notices.  Notices shall be sent via recognized overnight carrier or certified mail, return receipt requested, postage prepaid, addressed to Small Army at the above address or to OneBeacon Insurance Company, One Beacon Street, Boston, MA, 02108, Attn: Corporate Legal Department

13.     Governing Law. This Agreement shall be governed by the laws of the Commonwealth of  Massachusetts

14.     Independent Contractor. The parties are independent contractors, and nothing in this Agreement shall be deemed to cause this Agreement to create an agency, partnership, or joint venture between the parties. Small Army shall pay all withholding of taxes and shall not be entitled to salary or benefits under this Agreement.

15.     Publicity.  Small Army agrees not to use any advertising or publicity matter without the prior written consent of OneBeacon, which consent shall not be unreasonably withheld.

16.     General provisions. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements. The invalidity of any provision shall not affect the validity of any other provision. No amendment to this Agreement shall be binding unless in writing and executed by authorized representatives of both parties. A waiver by either party of a breach of any of the terms or provisions of this Agreement shall not be construed as a waiver of any subsequent breach. The provisions of Sections 3 (Confidentiality), 4 (Intellectual Property Rights) and 7 (Indemnification) shall survive termination of this Agreement. Small Army may, in accordance with applicable law, be subject to a background check.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, on the date and year first above-written.

ONEBEACON INSURANCE GROUP		SMALL ARMY

By:	/s/ Carmen L. Duarte	/s/ Jeff Freedman
	(Authorized Signature)	(Authorized Signature)

	Carmen L. Duarte	Jeff Freedman, Marketing Principal
	(Printed Name) (Title)	(Printed Name) (Title)

Date:	3.29.07	Date:	3/29/07

ONEBEACON

PROJECT FEE MEMO

January 29, 2008

This Services Agreement dated March 29, 2007 between Small Army, 20 Newbury Street, Boston, MA 02116 and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021, is amended as follows:

Project:                       Reciprocal Site - NJSI Insurance Councilors

Overview:

NJSI is in need of creating a website version for their silent underwriters, the Insurance Councilors. The design, imagery, and all functionality (both front and backend) would be Identical to the main NJSI that is in development by Small Army, however there would be new copy, logo (provided by NJSI), and less overall site pages (approximately 20 pages).

Small Army will work with OneBeacon and NJSI to finalize the site map, provide copy review and minor revisions, and complete development of the website. Small Army will provide a staging/development site for review and upon approval, Small Army will implement to the live site.

Fees:

Total Fees	$6,900

Timing:	3 months (February - April 2008)

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon, including estimated timing provided in this document. Fee is based on project completion no later than April 30, 2008. If the project extends beyond this date, additional fees will be applied.

Small Army’s fees do not include out-of-pocket expenses (i.e., Flash development, video conversions, printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work.

All other terms and conditions remain the same.

PROJECT APPROVAL

Client Approval:	/s/ Carmen L. Duarte	Date:	2.20.08

SCHEDULE A-1

PORTAL REDESIGN

ONEBEACON INSURANCE GROUP PROJECT  FEE MEMO

September 7, 2007 – Rev 4

Project:       Planning, Design and Style Implementation for Employee Portal

This Schedule A-1 is hereby incorporated into the Services Agreement dated March 29, 2007 (the “Agreement”), between OneBeacon Insurance Group and Small Army. If there is any conflict between this Schedule and the Agreement, the terms and conditions of this Schedule will govern.

1.         Online employee survey for portal enhancements

Small Army will review and provide feedback on a draft survey developed by OneBeacon. However, OneBeacon will be responsible for all survey implementation.

2.         Interviews with employees and key constituents

Similar to the survey, Small Army will review and provide feedback on draft discussion guides for internal interviews (one for employees and one for key constituents). However, all interviews will be conducted by OneBeacon. Small Army will not participate in the interviews.

Upon completion of the above research, OneBeacon will present Small Army with a summary of findings to help guide the site planning materials below. This summary will also include key web/traffic metrics from the existing portal.

3.         Information architecture development

Based on the findings presented by OneBeacon along with our knowledge of best practices, Small Army will establish an information architecture for review, feedback and approval. Given the scope and complexity of this project, we anticipate up to 3 rounds of review and approval for this piece, as part of this exercise, Small Army will provide recommendations for key functionality to be included with the employee portal.

4.         Wire-frame development

Based on an approved site map, Small Army will develop a series of key wire-frames to demonstrate content hierarchy for the employee portal. Again, we anticipate up to 3 rounds of revisions on these wire-frames.

5.         Graphic Design

Based on approved wire-frames, Small Army will develop multiple graphic design options for your review, feedback and approval. Given the due diligence conducting prior to getting to this point, we anticipate up to 2 rounds of revisions to designs prior to final approval. Upon final approval, Small Army will hand off PSD files to OneBeacon for implementation.

6,         Ongoing planning and project management

Throughout the duration of the project, Small Army will be an active member of the Employee Portal team, participating in weekly status calls and other general meetings to discuss best practices and provide guidance on employee portal-related items.

Project Fee:

Small Army’s fee for Items 1-5 will be $45,000 (billed in 6 equal monthly installments, beginning November 1). This fee assumes maximum project duration of 8 months. Small Army will charge a monthly planning, consultation and project management fee (number 6 above) of $2,000 per month through the duration of the project.

Timing	Estimated timing of November 2007 through April 2008

Fees outlined in this memo are based on tasks, strategies, processes and schedules that are agreed to by both Small Army and OneBeacon, Including estimated timing provided in this document.

Small Army’s fees do not include out-of-pocket expenses (i.e., printing, production, photography, illustration, copies, phone and fax) or studio casts (production management, photo re-touching and color balancing) associated with this scope of work. Fees outside the scope of this Schedule A-1 must be agreed to in writing by both parties.

PROJECT APPROVAL

Agreed by:	/s/ Carmen L. Duarte	Date:	9.10.07
	Carmen Duarte, VP Corporate Communications
	OneBeacon Insurance Group

Agreed by:	/s/ Jeff Freedman	Date:	9.13.07
	Jeff Freedman, Marketing Principal, Small Army

ONEBEACON

PROJECT FEE MEMO

January 29, 2008

The Services Agreement dated March 29, 2007 between Small Army, 20 Newbury Street, Boston, MA, 02116, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021, is amended as follows:

Project:             Reciprocal Site - NJSI Insurance Councilors

Overview:

NJSI is in need of creating a website version for their silent underwriters, the Insurance Councilors. The design, imagery, and all functionality (both front and backend) would be identical to the main NJSI that is in development by Small Army, however there would be new copy, logo (provided by NJSI), and less overall site pages (approximately 20 pages).

Small Army will work with OneBeacon and NJSI to finalize the site map, provide copy review and minor revisions, and complete development of the website. Small Army will provide a staging/development site for review and upon approval, Small Army will implement to the live site.

Fees:

Total Fee:	$6,900

Timing:	3 months (February - April 2008)

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon, including estimated timing provided in this document. Fee is based on project completion no later than April 30, 2008. If the project extends beyond this date, additional fees will be applied.

Small Army’s fees do not include out-of-pocket expenses (i.e., Flash development, video conversions, printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work.

All other terms and conditions remain the same.

PROJECT APPROVAL

Client Approval:	/s/ Carmen L. Duarte	Date:

ONEBEACON

PROJECT FEE MEMO

March 14, 2008 rev 2

The Services Agreement dated March 29, 2007 between Small Army, 20 Newbury Street, Boston, MA, 02116, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021, is amended as follows:

Project:	Reciprocal Sites and OneBeacon Member Benefits Modifications

Overview:

The member registration process has been rolled out to Houston General and Adirondack websites, but needs to be updated. In addition, the updated registration will need to be added/deployed to OneBeacon, NJSI, and NJSI Insurance Councilors websites.

Project assessment and fees are based upon the IT specification document provided by OneBeacon IT and the following assumptions for content and functionality:

1.	The user registration process shall use a database to store user information

2.	Addition of wizard for user registration

3.	Home page updates/Logged in home page content updates

4.

Once a user is logged in, they must be able to click an ‘Online Payment’ button which will send information about their account and registered policies to an OneBeacon web service. The e-commerce aspect will then be handled on OneBeacon’s server, using the data that was sent through a web service.

5.	Add ‘Your Policies” section to logged in member benefits landing page

6.	Create edit profile form

7.

Create policy maintenance form. A member who registers on the OneBeacon site will not need to register policy numbers from NJSI or AIE, or vice versa. They will need to be able to register their other Auto and Home insurance policies that are with that same company.

8.	The system shall use an updated policy validation algorithm provided by OneBeacon.

9.	The existing user records stored as files shall be migrated into the user database.

10.	The system shall display a link to carcare.org to member benefits section only to logged in users.

11.	Add link to admin page for viewing registered members

12.	Addition of HTML links to Find an Agent and Find a Care Shop applications

Timing:

Deployment in Phases		Live Date

1	NJSI	by April 18, 2008

2	NJSI Insurance Councilors	by April 18, 2008

3	Adirondack	Early May

4	OneBeacon	End of May

Fees:

Total Fee:	$11,500

Timing:	4 months (February-May 2008)

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by Small Army and OneBeacon, including estimated timing provided in this document. Fee is based on project completion no later than May 15, 2008 for NJSI and NJSI Insurance Councilors and June 30, 2008 for Adirondack and OneBeacon. If the project extends beyond this date and/or the scope evolves beyond this fee memo, additional fees will be applied. If timing is delayed due to Small Army, no additional fees will be applied.

Small Army’s fees do not include out-of-pocket expenses (i.e., Flash development, video conversions, printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work.

All other terms and conditions remain the same.

PROJECT APPROVAL

Client Approval:	/s/ Carmen L. Duarte	Date:	3.17.08

OneBeacon

PROJECT FEE MEMO

March 26, 2008 rev 1

The Services Agreement dated March 29, 2007 between Small Army, 20 Newbury Street, Boston, MA, 02116, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021, is amended as follows:

Project:                     Quarterly Analytics Report

Overview;

In order to help OneBeacon better understand its website and most effectively leverage the site to enhance its relationship with existing and prospective customers, agents, and employees, Small Army will provide a quarterly metrics report that contains:

1. Website traffic information including:

a.     Overall traffic analysis

b.     Search engine traffic and keyword analysis

c.     Listing of key referral sites

d.     Website navigation summary

e.     Analysis of new data trends

f.      Measurement of offline and online marketing campaigns

2. Actionable recommendations encompassing the following areas as appropriate:

a.     SEO keyword suggestions

b.     Suggested referral site opportunities

c.     Website enhancements based on user observations

Please note that implementation of recommendations is not included as part of the report fee. Fees for implementation will be scoped separately.

Fees and Timing

Fee:	$5,500 per quarter for Quarterly Report
$3,500 for March Report

Timing:	March Report will be provided in April 2008
Q2 Report (April - June) deliver in July 2008
Q3 Report (July - Sept) deliver in Oct 2008
Q4 Report (Oct - Dec) deliver in Jan 2009

The fees outlined in this proposal are based on resources associated with the anticipated deliverables. Deliverables requested above and beyond the outlined scope of work will be subject to additional fees, discussed with you prior to commencement and approved in writing by OneBeacon. Please note that the fees outlined in this proposal do not include implementation of recommendations, separate fees will be determined at that time.

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon, including estimated timing provided in this document.

Small Army’s fees do not include out-of-pocket expenses (i.e., printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work.

All other terms and conditions of the Services Agreement remain the same.

PROJECT APPROVAL

Client Approval:	/s/ Carmen L. Duarte	Date:	3.28.08

ONEBEACON and A.W.G Dewar

PROJECT FEE MEMO

Monday, April 07, 2008

This Statement of Work is a part of and is hereby incorporated into the Services Agreement dated April 7, 2008 between Small Army, 20 Newbury Street, Boston, MA, 02118, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021.

Project:                 A.W.G. Dewar Website Maintenance

Overview:

With the successful migration of both the collegerefund.com and tuitionrefundplan.com websites, Small Army can also offer monthly website maintenance. Maintenance would include updates to existing copy/content, removal or updates to external links, form updates or modifications, review of current dropdown menus and functionality and any other general maintenance items. Dewar would also like certain sections of the site to be “open” for them to update on their own based on the existing framework.

Maintenance would include up to 40 hours for the first 3 months (April - June 2008).

Total Fee:	$5,400/month, April - June 2008
Timing:	3 months beginning April 2008

Monthly maintenance would be for the duration of April 2008 - June 2008. Any projects above and beyond the planned 40 hour maximum per month will be billed at an hourly rate of $160.

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon and A.W.G Dewar, including estimated timing provided in this document.

Small Army’s fees do not include out-of-pocket expenses (i.e., Flash development, video conversions, software purchases, printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work.

All other terms and conditions of the Services Agreement remain the same.

PROJECT APPROVAL

Client Approval:	/s/ Carmen L. Duarte	Date:	4.7.08

OneBeacon

PROJECT FEE MEMO

April 23, 2008

This Statement of Work is part of and is hereby incorporated into the Services Agreement dated March 29, 2007 between Small Army, 20 Newbury Street, Boston, MA, 02116, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021.

Project:  Skylands Mirror Site

Overview:

Small Army will be creating a mirror site that resembles the NJSI Member Benefits site. The purpose of this build is to test out OneBeacon’s billing and payment pages. We will be using the same database and codebase which will be linking to the test billing and payment system. The mirror site project assessment and fees are based upon the IT specification document provided by OneBeacon IT and of what has already been created by Small Army.

Fee:                                                       $1,400

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon, including estimated timing provided in this document.

Small Army’s fees do not include out-of-pocket expenses (i.e., printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work.

PROJECT APPROVAL

Client Approval:	/s/ Carmen L. Duarte	Date:	4.23.08

ONEBEACON and A.W.G Dewar PROJECT FEE
MEMO

Thursday, May 29, 2008

This Statement of Work is a part of and is hereby incorporated into the Services Agreement dated May 28, 2008 between Small Army, 20 Newbury Street, Boston, MA, 02116, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021.

Project:                 A.W.G. Dewar Website Maintenance

Overview:

With the successful migration of both the collegerefund.com and tuitionrefundplan.com websites, Small Army can also offer monthly website maintenance. Maintenance would include updates to existing copy/content, removal or updates to external links, form updates or modifications, review of current dropdown menus and functionality and any other general maintenance items. Dewar would also like certain sections of the site to be “open” for them to update on their own based on the existing framework.

Maintenance would include up to 20 hours per month for the next 3 months (July - September 2008).

Total Fee:	$2,800/month, July 1 - September 30, 2008

Timing:	3 months beginning July 1, 2008

Monthly maintenance would be for the duration of July - September 2008. Any projects above and beyond the planned 20 hour maximum per month will be billed at an hourly rate of $150.

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon and A.W.G Dewar, including estimated timing provided in this document.

Small Army’s fees do not include out-of-pocket expenses (i.e., Flash development, video conversions, software purchases, printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work.

All other terms and conditions of the Services Agreement remain the same.

PROJECT APPROVAL

Client Approval:	/s/ Helen Nover	Date:	6/17/08

ONEBEACON

PROJECT FEE MEMO

June 26, 2008 r3

The Services Agreement dated March 29, 2007 between Small Army, 20 Newbury Street, Boston, MA, 02116, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021, is amended as follows:

Project:   Reciprocal Site - NJSI Insurance Councilors

NJSI would like to resurrect the website development for their silent underwriters, the Insurance Councilors. The design, imagery, and functionality (both front and backend) will be identical to the main NJSI website, however there would be new copy, logo (provided by NJSI), and less overall site pages (approximately 20 pages).

Small Army will work with OneBeacon and NJSI to complete development of the website and finalize any remaining copy or design edits if necessary. Small Army will provide a staging/development site for review and upon approval, Small Army will implement to the live site.

Total Fee:	$2,000
Timing:	complete by July 25, 2008 (pending the OneBeacon Customer Portal project live date of July 16, 2008)

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon, including estimated timing provided in this document. Fee is based on project completion no later than August 8, 2008. If the project extends beyond this date, additional fees will be applied.

Small Army’s fees do not include out-of-pocket expenses (i.e., Flash development, video conversions, printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work.

All other terms and conditions remain the same.

PROJECT APPROVAL

Client Approval:	/s/ Carmen L. Duarte	Date:

OneBeacon and OneBeacon Professional Partners

PROJECT FEE MEMO

July 23, 2008 r3

This Statement of Work is part of and is hereby incorporated into the Services Agreement dated March 29, 2007, between Small Army, 20 Newbury Street, Boston, MA, 02118, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021. This Statement of Work is for website maintenance for OneBeacon Professional Partners, Inc. (“OBPP”), a subsidiary of OneBeacon Insurance Group LLC.

Project:                OneBeaconPro.com Website Maintenance

Overview:

OneBeacon Professional Partners (OBPP) is affiliated with the OneBeacon Insurance Group. Their operations promote quick, consistent decision-making and superior service and is centralized in Avon, CT. Backed by the financial strength of a leading company, they are focused on providing specialty insurance products.

One way in which OneBeacon Professional Partners has been able to effectively provide comprehensive plans and quality customer service is through their website, onebeaconpro.com.

As OBPP’s new leadership reshapes their business plan, they will need to update and introduce new products and services. These updates consist of all copy edits (possibly posting PDFs) and creation of email links, but do not require any redesign or IA at this time,

Maintenance would include up to 20 hours per month for the next 3 months (August - October 2008). Should OBPP like to begin projects in July (before the maintenance inception of August 1), all work conducted in July will be applied to the August hours. Maintenance rate will be discounted to $115/hour (from our standard blended rate of $150/hour) since edits will only be for the aforementioned copy updates.

Fee:	$2,300/month for 3 months beginning August 1

Timing:	August - October 2008

To provide the most efficient and effective service, Small Army will walk OBPP through our process such as use of our extranet and how to request maintenance items through our online work requests.

The fees outlined in this proposal are based on resources associated with the anticipated deliverables.

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army, OneBeacon and OneBeacon Professional Partners. Small Army’s fees do not include out-of-pocket expenses (i.e., Flash, printing, production, photography, illustration, copies, phone end fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work. All other terms and conditions remain the same.

PROJECT APPROVAL

Client Approval:	/s/ Carmen L. Duarte	Date:	7.28.08

ONEBEACON

PROJECT FEE MEMO

August 18, 2008

Project:                       OneBeacon Backend Billing Modifications

Overview:

In the recent NJIC website redesign project, there was a discovered requirement to store the member phone numbers in the database as just numerals. Numerals were required because the billing system at Harbor Payments requires the phone number in one specific format, which is different than OneBeacon’s internal payment application. In order to fulfill this requirement, the phone number field on the registration and update profile pages had to be modified into a 3 field combination. Small Army provided code that posted the phone number in the correct format to billing based upon the user’s policy number. Work has been completed for NJIC, but needs to be implemented into NJ Skylands, Adirondack and OneBeacon.com Customer Portal. The fee includes implementation across all four websites, with NJIC already complete.

Fees:	$3,750

Timing:	1-2 weeks

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon, including estimated timing provided in this document.

Small Army’s fees do not include out-of-pocket expenses (i.e., printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work.

PROJECT APPROVAL

Client Approval:	/s/ Carmen L. Duarte	Date:	6.22.08

OneBeacon

PROJECT FEE MEMO

October 3, 2008

This Statement of Work is part of and is hereby incorporated into the Services Agreement dated March 29, 2007, between Small Army, 20 Newbury Street, Boston, MA, 02116, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021.

Project:               Implementation of Style Sheets on OneBeacon Applications

Overview:

OneBeacon has developed applications to deal with the registration, enrollment and payment of OneBeacon services. Small Army will work directly on OneBeacon’s internal servers to apply appropriate look and feet to these already functioning applications.

Our fee is based on the following assumptions:

	1.	These 3 applications together encompass approximately 8 total individual pages.

2.

Testing/QA – Small Army will work together with OneBeacon to test (and adjust) the applications prior to launch to ensure that all pages display as intended on applicable browsers. Applicable browsers include IE 6, IE 7, Firefox 3, and the most current version of Safari.

Fee:	$8,250 for planning, design and implementation of the website

Design	$500

Project Management	$1,250

Development	$6,500

Total	$8,250

Timing: 4 weeks for registration, enrollment and payment HTML stylesheets (planned completion date by Oct. 27, 2008, with testing to begin Oct. 21. and with project approval no later than Oct. 3).

 Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon. Small Army’s fees do not include out-of-pocket expenses (i.e., Flash, printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work. All other terms and conditions remain the same.

PROJECT APPROVAL

Client Approval:	/s/ David Bell	Date:	10/6/08

OneBeacon

PROJECT FEE MEMO

October 3, 2008 r3

This Statement of Work is part of and is hereby incorporated into the Services Agreement dated March 29, 2007, between Small Army, 20 Newbury Street, Boston, MA, 02116, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021.

Project:       OneBeacon Services Update

Overview:

OneBeacon Services would like to promote their broad array of services online. These services can be purchased as stand-alone products (as opposed to ancillary products). Some of these services are preexisting offerings whereas others are new services - neither of which have ever been promoted online. As OneBeacon Services develops and grows their business plan, they will need to introduce new services.

Small Army will work with OneBeacon and OneBeacon Services to include these services within the onebeacon.com website, specifically the Specialty business subsection. Small Army will provide information architecture, project management, design, HTML development, and QA/testing based on the following assumptions:

1.

Project Management - Small Army will provide project management from inception to completion, including navigation recommendations for approximately 6-7 new service pages. The navigation will align with the existing navigation structure of onebeacon.com.

2.

Design - Designs will be identical to the existing OneBeacon.com brand look & feel and will leverage the existing design templates. Design guidance and enhancements will be provided on the registration/enrollment/payment stylesheets to ensure brand consistency and integrity.

3.	Development - Small Army will develop the 6-7 new service pages on Onebeacon.com.

4.

Testing/QA - Small Army will work together with OneBeacon to test (and adjust) the site prior to launch to ensure that all pages display as intended on applicable browsers. Applicable browsers are IE 6, IE 7, Firefox 3, and most current version of Safari.

5.	SEO/SEM - Small Army will provide a separate fee memo for search engine optimization and search engine marketing for this website. Fees for such work are not included here.

Fee:	$4,250 for planning, design and implementation of the website

Design	$1,500

Project Management	$1,250

Development	$1,500

Total	$4,250

Timing:

Frontend implementation of new onebeacon.com services page will begin directly following completion of the project to apply style sheets to the enrollment application. That project is expected to be complete by October 27th, this project will conclude one to two weeks after that date. Planning and design of the new public pages will begin upon project approval.

Total timing of 5-6 weeks for full project completion

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon. Small Army’s fees do not include out-of-pocket expenses (i.e., Flash, printing, production, photography, illustration, copies, phone and fax) or studio coats (production management, photo re-touching and color balancing) associated with this scope of work. All other terms and conditions remain the same.

PROJECT APPROVAL

Client Approval:	/s/ Donna Deleo	Date:	Oct 9, 2008

ONEBEACON and A.W.G Dewar

PROJECT FEE MEMO

Thursday, October 23, 2008

This Statement of Work is a part of and is hereby incorporated into the Services Agreement dated March 29, 2007 between Small Army, 20 Newbury Street, Boston, MA, 02116, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021.

Project:                    A.W.G. Dewar Website Maintenance

Overview:

With the successful migration of both the collegerefend.com and tuitionrefundplan.com websites, Small Army can else offer monthly website maintenance. Maintenance would include updates to existing copy/content, removal or updates to external links, form updates or modifications, review of current dropdown menus and functionality and any other general maintenance items. Dewar would also like certain sections of the site to be “open” for them to update on their own based on the existing framework.

Maintenance would include up to 15 hours per month for the next 3 months (October -December 2008).

Total Fee:	$2,100/month, October 1- December 31, 2008

Timing:	3 months beginning October 1, 2008

Monthly maintenance would be for the duration of October - December 2008. Any projects above and beyond the planned 15 hour maximum per month will be billed at an hourly rate of $140.

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon and A.W.G Dewar, including estimated timing provided in this document.

Small Army’s fees do not include out-of-pocket expenses (i.e., Flash development, video conversions, software purchases, printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work.

All other terms and conditions of the Services Agreement remain the same.

PROJECT APPROVAL

Client Approval:	/s/ Carmen L. Duarte	Date:	10.24.08

OneBeacon

PROJECT FEE MEMO

January 13, 2009

This Statement of Work is part of and is hereby incorporated into the Services Agreement dated March 29, 2007, between Small Army, 20 Newbury Street, Boston, MA, 02116, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021.

Project.                         OneBeacon Server Transition

Overview:

OneBeacon is transitioning all public websites to a new web server at Hosting.com. Small Army has been asked to provide technical consultation throughout this transition. Deliverables include Small Army documenting how the web properties are to be transitioned to the new server.

Fee:           $2,500 for Technical Consultation

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon. Small Army’s fees do not include out-of-pocket expenses (i.e., Flash, printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work. All other terms and conditions remain the same.

PROJECT APPROVAL

Client Approval:	/s/ Carmen L. Duarte	Date:

OneBeacon and A.W.G. Dewar

PROJECT FEE MEMO

Friday, February 20, 2009

This Statement of Work is part of and is hereby incorporated into the Services Agreement dated March 29, 2007, between Small Army, 20 Newbury Street, Boston, MA, 02116, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021.

Project:                A.W.G. Dewar Website Maintenance

Overview:

With the successful migration of both the collegerefund.com and tuitionrefundpian.com websites, Small Army can also offer monthly website maintenance. Maintenance would include updates to existing copy/content, removal or updates to external links, form updates or modifications, review of current dropdown menus and functionality and any other general maintenance items. Dewar would also like certain sections of the site to be “open” for them to update on their own based on the existing framework.

Maintenance would include up to 15 hours pet month for the next month (March 2009).

Total Fee:	$2,100/month

Timing;	1 month beginning March 2009

Any projects above and beyond the planned 15 hour maximum per month will be billed at an hourly rate of $140.

Small Army’s fees do not include out-of-pocket expenses (i.e., Flash development, video conversions, software purchases, printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work.

PROJECT APPROVAL

Client Approval:	/s/ Helen Nover	Date:	February 24, 2009

OneBeacon Newsroom

PROJECT FEE MEMO

May 14, 2009

This Statement of Work is part of and is hereby incorporated into the Services Agreement dated March 29, 2007, between Small Army, 20 Newbury Street, Boston, MA, 02116, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021.

This Statement of Work Is for the information architecture, design and development of an online newsroom for OneBeacon.com

Project:           OneBeacon.com  Newsroom

Overview:

OneBeacon has the objective of creating a dynamic, engaging virtual newsroom on OneBeacon.com which can serve as a robust resource for journalists; highlighting key news stories and initiatives happening within the company.

Small Army has worked with OneBeacon to audit the newsrooms of competitors as well as leaders within other industries to assess the design elements, special features and level of interactivity that currently exists. This research provided best practices and inspirational ideas for the development of OneBeacon.com’s newsroom.

Based on these reviews and discussions with the client, Small Army will provide the information architecture, design and development of an online newsroom incorporating the following elements:

•                  Clean, modern design

•                  Clear, easy-to-use navigation

•                  Better use of imagery from OneBeacon’s stock photo library

•                  Include media contacts, management team bios and pictures, company fact sheet, organized press releases and news stories, information on charitable efforts, calendar of events, link to annual report

•                  Possible integration of OneBeacon’s existing podcasts, video clips and RSS feed if available

•                  Include share functionality

•                  Recommendation for making the news room more prominent in the navigation

Small Army will work with OneBeacon to provide information architecture, project management, graphic design, and programming/development for the newsroom:

1.

Information Architecture - Small Army will provide wireframes for each page of the newsroom with recommendations on what content should be incorporated and how it should be structured on the page. Additionally, Small Army will make a recommendation on adding the newsroom to the main navigation. The IA process includes time spent auditing other sites and reviewing with the client.

2.

Design - Designs will be based on the existing OneBeacon.com brand look & feel but Small Army will make suggestions for design elements and use of imagery that can enhance the newsroom and maximize visual appeal. Small Army will provide a design direction for the newsroom landing page and all sublevel pages with up to 2 rounds of revisions, as well as one design direction for incorporating the newsroom in the main navigation which can then be implemented an all site pages.

One Beacon will supply all content, which Small Army will review and make minor editing suggestions as necessary.

3.

Development - Small Army will develop all newsroom pages and incorporate into the One Beacon.com site, inclusive of Quality Assurance testing to ensure that pages display as intended in all browsers and that all functionality is in working order.

Fee:

$10,500 for planning, design and development of the website as outlined in this memo. Small Army will apply OneBeacon’s credit of $3,750 to this job following approval, so remaining billable balance will be $6,750.

Timing:

•                  2- 4 weeks for information architecture, including all reviews and approvals

•                  2- 4 weeks for Design, including all reviews and approvals

•                  2-3 weeks for Development, including all reviews and approvals

Total timing of 6-11 weeks for the project.

Upon approval of this fee memo, Small Army will develop a formal schedule for OneBeacon approval.

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon. Small Army’s fees do not include out-of-pocket expenses (i.e., Flash programming, printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo retouching and color balancing) associated with this scope of work. All other terms and conditions remain the same.

PROJECT APPROVAL

Client Approval:	/s/ Carmen L. Duarte	Date:	5.28.09

OneBeacon and OneBeacon Professional Partners

PROJECT FEE MEMO

March 17, 2009

This Statement of Work is part of and is hereby incorporated into the Services Agreement dated March 29, 2007, between Small Army, 20 Newbury Street, Boston, MA, 02/16, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021. This Statement of Work is for website maintenance for OneBeacon Professional Partners, Inc. (“OBPP”), a subsidiary of OneBeacon Insurance Group LLC.

Project:                                                        OneBeaconPro.com and FirstMediaInc.com
Website Maintenance Q2, 2009 (April-June)

Overview:

OneBeacon Professional Partners (OBPP) is affiliated with the OneBeacon Insurance Group. Their operations promote quick, consistent decision-making and superior service and is centralized in Avon, CT. Backed by the financial strength of a leading company, they are focused on providing specialty insurance products.

One way in which OneBeacon Professional Partners has been able to effectively provide comprehensive plans and quality customer service is through their website, onebeaconpro.com.

As OBPP’s new leadership reshapes their business plan, they will need to update and introduce new products and services. These updates consist of all copy edits (possibly posting PDFs) and creation of email links, but do not require any redesign, IA, or complex development at this time.

Maintenance would include up to 20 hours per month for OBPP and 10 hours for FirstMediaInc.com (total 30 hours for both sites combined) for Q2, 2009. Maintenance rate will be discounted to $115/hour (from our standard blended rate of $160/hour) since edits will only be for the aforementioned copy updates.

Fee:	$3,450/month for 3 months beginning April 1, 2009

Total Q2 Fee: $10,350

Timing:	Q2. 2009 (April 1, 2009 - June 30, 2009)

The fees outlined in this proposal are based on resources associated with the anticipated deliverables.

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army, OneBeacon and OneBeacon Professional Partners. Small Army’s fees do not include out-of-pocket expenses (i.e., Flash, printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work. All other terms and conditions remain the same.

PROJECT APPROVAL

Client Approval:	/s/ Chris Sparmer	Date:	3/16/09

OneBeacon

PROJECT FEE MEMO

Updated June 8, 2009

This Statement of Work is part of and is hereby incorporated into the Services Agreement dated March 29, 2007, between Small Army, 20 Newbury Street, Boston, MA, 02116, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021.

Project:                   NJSI and Adirondack Testimonial Template

Overview:

Small Army to design two templates for customer testimonials that will be used when adding testimonials to the New Jersey Skylands (http://www.njsi.com) and the Adirondack (http://www.aie-ny.com) websites. One template will reflect the look and feel of the NJSI brand; the other will reflect the look and feel of the Adirondack brand. Depending on a final decision in direction, Small Army will also make design recommendations for an approach to testimonials on the homepage and on a separate testimonial page.

Upon final approval of designs, Small Army will develop, test and implement new pages for both sites. The client will be able to add or edit testimonials by using the Content Management System.

Costs include two rounds of revisions and final approval of updates in staging.

Fee:	$3,000

Timing:	4-5 weeks

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon, including estimated timing provided in this document. Additional rounds of revisions or delays in timing will increase the cost.

Small Army’s fees do not include out-of-pocket expenses (i.e., printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo re-touching and color balancing) associated with this scope of work.

PROJECT APPROVAL

Client Approval:	/s/Donna Deleo	Date:	June 8, 2009

OneBeacon Header Redesign

PROJECT FEE MEMO

September 16, 2009

This Statement of Work is part of and is hereby incorporated into the Services Agreement dated March 29, 2007, between Small Army, 20 Newbury Street, Boston, MA, 02116, and OneBeacon Insurance Group LLC, One Beacon Lane, Canton, MA, 02021.

This Statement of Work is for the re-design and development of the header section of the OneBeacon.com website.

Project:                                                        OneBeacon.com Header Re-design and Development

Overview:

OneBeacon has the objective of re-designing the header of the OneBeacon.com website to achieve the following objectives:

•                  Move the logo to the upper left hand corner for all pages

•                  For the homepage, re-design the photo and navigation bar to make better use of space

•                  Ultimately, create a better sense of space in the header and provide room for possible integration of search functionality at a later time

Small Army will undertake the following tasks:

Design

•                  Create a list of recommended changes (Word format) for OneBeacon approval

•                  Based on OneBeacon’s approval of itemized list, Small Army will create one design approach and show how it will be applied to the homepage and one sample sub-page. OneBeacon will be given one round of review and feedback before final approval of the design approach.

Development

Upon final approval of the design, Small Army will integrate the new header into all HTML templates within the Content Management System. Small Army plans to parallel path this development alongside finalizing the Virtual Newsroom development to maximize efficiencies.

Agency Fee:	$1,800 inclusive of design, development and project management

Timing:	1-2 weeks

Fees outlined in this memo are based on strategies, processes and schedules that are agreed to by both Small Army and OneBeacon. Small Army’s fees do not include out-of-pocket expenses (i.e., Flash programming, printing, production, photography, illustration, copies, phone and fax) or studio costs (production management, photo retouching and color balancing) associated with this scope of work. All other terms and conditions remain the same.

PROJECT APPROVAL

Client Approval:	/s/ Carmen L. Duarte	Date:	9.18.09